Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information:

Investor and Media Contact:

Mark Namaroff

Sr. Director of Investor Relations and Corporate Communications

(978) 326-4058

investorrelations@analogic.com

Analogic Receives Early Termination of HSR Waiting Period

PEABODY, Mass. — April 30, 2018 – Analogic Corporation (NASDAQ: ALOG) (“the Company” or “Analogic”), a provider of leading-edge healthcare and security solutions, announced that it has received notice from the U.S. Federal Trade Commission that early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), was granted in connection with the pending acquisition of Analogic by an affiliate of Altaris Capital Partners (together with certain affiliated entities, “Altaris”). Altaris is a leading private investment firm with expertise in Analogic’s end markets.

The termination of the waiting period under the HSR Act satisfies one of the conditions to the closing of the acquisition, which remains subject to other customary closing conditions, including Analogic’s stockholder approval. The transaction is expected to close in mid-2018.

As previously announced on April 10, 2018, the transaction price of $84.00 per share represents a 25% premium to the Company’s closing share price of $67.45 on June 7, 2017, the day after Analogic reported quarterly earnings for the third quarter of fiscal 2017 and announced the launch of its strategic review process. On June 6, 2017, the last trading day prior to this announcement, Analogic’s stock price closed at $74.60. Analogic’s Board of Directors unanimously recommends that Analogic’s stockholders vote in favor of the transaction as it strongly believes that it provides maximum value for and is in the best interest of Analogic stockholders.

Important Additional Information Will Be Filed with the SEC

Analogic plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Altaris, Analogic, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Altaris and Analogic through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Analogic by contacting the Investor Relations department via email at investorrelations@analogic.com or by calling 978-326-4058.

Analogic and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Analogic’s directors and executive officers is contained in Analogic’s Form 10-K for the year ended July 31, 2017 and its proxy statement dated November 2, 2017, which are filed with the SEC. Additional information regarding the direct and indirect interests of Analogic’s directors and executive officers in the proposed transaction will be included in the Proxy Statement when it is filed with the SEC.

Forward-Looking Statements

Statements in this press release regarding the proposed transaction between Altaris and Analogic, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect Analogic’s business and the price of its common stock; the failure to satisfy all of the closing conditions of the proposed merger, including the adoption of the merger agreement by Analogic’s stockholders and the receipt of regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed merger on Analogic’s business, operating results, and relationships with customers, suppliers, competitors and others; risks that the proposed merger may disrupt Analogic’s current plans and business operations; potential difficulties retaining employees as a result of the proposed merger; risks related to the diverting of management’s attention from Analogic’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Analogic related to the merger agreement or the proposed merger; risks relating to product development and commercialization, limited demand for the Company’s products, limited number of customers, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, acquisition related risks, and other factors discussed in our most recent quarterly and annual reports filed with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

About Analogic

Analogic (Nasdaq: ALOG) provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. Analogic is recognized around the world for advanced imaging and real-time guidance technologies used for disease diagnosis and treatment as well as for automated threat detection. Analogic’s market-leading ultrasound systems, led by its flagship BK Ultrasound brand, used in procedure-driven markets such as urology, surgery, and point-of-care, are sold to clinical practitioners around the world. Analogic’s advanced imaging technologies are also used in computed tomography (CT), magnetic resonance imaging (MRI), and digital mammography systems, as well as automated threat detection systems for aviation security. Analogic is headquartered just north of Boston, Massachusetts. For more information, visit www.analogic.com.

Analogic and the globe logo are registered trademarks of Analogic Corporation.